For Immediate Release

FERRO DECLARES REGULAR QUARTERLY DIVIDEND

CLEVELAND, Ohio – September 28, 2006 – The Board of Directors of Ferro Corporation (NYSE: FOE) has declared a regular quarterly dividend of 14.5 cents per share of common stock. The dividend is payable on December 8, 2006 to shareholders of record on November 15, 2006.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 6,800 employees globally and reported 2005 sales of $1.9 billion.

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INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com